UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/26/2010

INFOSPACE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25131

Delaware	91-1718107
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

601 108th Avenue NE
Suite 1200
Bellevue, WA 98004
(Address of principal executive offices, including zip code)

425-201-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On February 26, 2010, four of the Company's executive officers, Leo Chang, Chief Technology Officer, Eric Emans, Chief Accounting Officer, Michael Glover, Vice President, Distribution and Business Development and John Rodkin, General Manager of Search established Rule 10b5-1 sales plans for shares of the Company's common stock. These plans are intended to satisfy the requirements of Rule 10b5-1 of the Securities Exchange Act of 1934, which requires, among other things, that the trading plans be established only at a time when the officer is not aware of material, nonpublic information. The plans specify that no sale may occur until a minimum of 30 days following execution of the plan. Also specified is the trading periods, the numbers of shares to be sold, and prices at which shares may be sold. If all conditions of the plans are met, the aggregate number of shares that may be sold under the plans is estimated to be 266,948 shares. Two of these officers' trading plans expire in February 2011 and two of these officers' trading plans expire in March 2011. Transactions under these plans will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission, to the extent required by law. Except as may be required by law, the Company does not undertake to report future stock trading plans by its officers or directors, nor to report modifications, terminations, transactions or other activities under the stock trading plan of any officer or director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSPACE, INC.

Date: March 03, 2010	By:	/s/ Alesia Pinney
Alesia Pinney
General Counsel and Secretary